SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                         -------------------------------

                          Date of Report: March 5, 2003

                                 VITALWORKS INC.
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             (Exact name of registrant as specified in its charter)

Delaware                             001-12799                   59-2248411
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(State or other jurisdiction   (Commission File Number)    (IRS Employer
of incorporation)                                         Identification Number)



239 Ethan Allen Highway, Ridgefield, CT                     06877
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: 203-894-1300

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Item 5.     Other Events.
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On February 27, 2003, a purported class action complaint was filed in the United
States District Court for the District of Connecticut against VitalWorks Inc. (the "Company") and three of its officers, Joseph M. Walsh, Stephen N. Kahane and Michael A. Manto. The action was brought by plaintiff Bernard Frazier, on behalf of purchasers of securities of the Company between April 24, 2002 and October 23, 2002 (the "Class Period"). The complaint alleges, among other things, violations of Section 10(b) of the Securities Exchange Act of 1934, Rule 10b-5 promulgated thereunder and breach of fiduciary duties. The complaint alleges that the defendants made misleading statements and omissions regarding the Company's business and operations, principally in press releases and public conference calls in April 2002 and July 2002, which allegedly had the effect of artificially inflating the market price of the Company's common stock during the Class Period, and that six officers of the Company, including the defendant officers, sold shares of Company common stock during the Class Period. The plaintiff seeks recovery of an unstated amount of compensatory damages, attorneys fees and costs.

The Company and the officers strongly believe that the allegations in the complaint are without merit and intend to vigorously defend themselves in this matter.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       VITALWORKS INC.



                                       By:     /s/ Stephen Hicks
                                           --------------------------------
                                           Name:   Stephen Hicks
                                           Title:  General Counsel and Vice
                                                   President

Date:    March 5, 2003